Exhibit 10.33

Form of Lock-Up Agreement

            , 2010

, as representative of the underwriters

Re:	Lock-Up Agreement

Ladies and Gentlemen:

The undersigned understands that                     , as representative (the “Representative”), proposes to enter into an Underwriting Agreement (the “Underwriting Agreement”) on behalf of the several underwriters (collectively, the “Underwriters”) named in Schedule I to such agreement, with Apollo Global Management, LLC, a Delaware limited liability company (the “Company”), AGM Management, LLC, a Delaware limited liability company and the manager of the Company, and certain existing holders, providing for a public offering (the “Offering”) of Class A shares (the “Shares”) of the Company pursuant to a Registration Statement on Form S-1, as amended, to be filed with the Securities and Exchange Commission (the “SEC”).

In consideration of the agreement by the Underwriters to offer and sell the Shares, and of other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees that, during the period specified in the following paragraph (the “Lock-Up Period”), the undersigned will not offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of any Shares of the Company, or any options or warrants to purchase any Shares of the Company, or any securities convertible into, exchangeable for or that represent the right to receive Shares of the Company, whether now owned or hereinafter acquired, owned directly by the undersigned (including holding as a custodian) or with respect to which the undersigned has beneficial ownership within the rules and regulations of the SEC (collectively the “Undersigned’s Shares”). The foregoing restriction is expressly agreed to preclude the undersigned from (i) engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Undersigned’s Shares even if such Shares would be disposed of by someone other than the undersigned, or (ii) effecting any Exchanges or In-Kind Exchange Distributions (as those terms are defined in those certain Roll-Up Agreements, dated as of July 13, 2007, by and among the undersigned, BRH Holdings, L.P., APO Asset Co., LLC, APO Corp., Apollo Global Management, LLC and certain of the undersigned’s limited partners). Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of the Undersigned’s Shares or with respect to any security that includes, relates to, or derives any significant part of its value from such Shares.

The initial Lock-Up Period will commence on the date of this Lock-Up Agreement and continue until          days after the public offering date set forth on the final prospectus used to sell the Shares pursuant to the Underwriting Agreement; provided, however, that if (1) during the last 17 days of the initial Lock-Up Period, the Company releases earnings results or announces material news or a material event or (2) prior to the expiration of the initial Lock-Up Period, the Company announces that it will release earnings results during the 15-day period following the last day of the Lock-Up Period, then in each case the Lock-Up Period will be automatically extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the announcement of the material news or material event, as applicable, unless the Representative waives, in writing, such extension.

The undersigned hereby acknowledges that the Company will agree in the Underwriting Agreement to provide written notice of any event that would result in an extension of the Lock-Up Period pursuant to the previous paragraph to the undersigned (in accordance with Section 13 of the Underwriting Agreement) and agrees that any such notice properly delivered will be deemed to have been given to, and received by, the undersigned. The undersigned hereby further agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this Lock-Up Agreement during the period from the date of this Lock-Up Agreement to and including the 34th day following the expiration of the initial Lock-Up Period, it will give notice thereof to the Company and will not consummate such transaction or take any such action unless it has received written confirmation from the Company that the Lock-Up Period (as such may have been extended pursuant to the previous paragraph) has expired.

Notwithstanding the foregoing, the undersigned may transfer the Undersigned’s Shares (i) as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth herein, (ii) by will or intestate succession, (iii) to any trust, partnership or limited liability company for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the trustee of the trust or such partnership or limited liability company, as the case may be, agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, (iv) with the prior written consent of the Representative, (v) to a nominee or custodian of a person or entity to whom a disposition or transfer would be permitted under this Lock-Up Agreement, (vi) in connection with the forfeiture to the Company of Shares to cover tax withholding obligations upon the vesting of restricted share units and other equity based compensation granted to the undersigned pursuant to any employee stock option plan existing on the date of this Lock-Up Agreement or (vii) if the undersigned is a corporation, partnership, limited liability company or similar entity, the undersigned may transfer Shares to any wholly-owned subsidiary or any stockholders, partners, members or similar persons of the undersigned, provided that, for purposes of this clause (vii), it shall be a condition to such transfer (A) that (if not already subject to this Lock-Up Agreement) the transferee executes an agreement stating that the transferee is receiving and holding such Shares subject to the provisions of this Lock-Up Agreement and there shall be no further transfer of such Shares except in accordance with this Lock-Up Agreement and (B) that any such transfer shall not involve a disposition for value and no filing under Section 16(a) of the Securities Exchange Act of 1934, as amended, shall be required or shall be voluntarily made in connection with such transfer. For purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin. In addition, notwithstanding the foregoing, if the undersigned is a corporation, the corporation may transfer the capital stock of the Company to any wholly-owned subsidiary of such corporation; provided, however, that in any such case, it shall be a condition to the transfer that the transferee execute an agreement stating that the transferee is receiving and holding such capital stock subject to the provisions of this Agreement and there shall be no further transfer of such capital stock except in accordance with this Agreement, and provided further that any such transfer shall not involve a disposition for value. The undersigned now has, and, except as contemplated by clause (i), (ii), (iii), (iv), (v), (vi) or (vii) above, for the duration of this Lock-Up Agreement will have, good and marketable title to the Undersigned’s Shares, free and clear of all liens, encumbrances, and claims whatsoever. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Undersigned’s Shares except in compliance with the foregoing restrictions.

The undersigned understands that the Company and the Underwriters are relying upon this Lock-Up Agreement in proceeding toward consummation of the Offering. The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors, and assigns. If (i) the Company notifies you in writing that it does not intend to proceed with the Offering or (ii) for any reason the Underwriting Agreement (other than the provisions that survive termination) shall be terminated prior to payment for and deliver of the Shares described therein, this Lock-Up Agreement shall be terminated and the undersigned shall be released from its obligations hereunder.

Very truly yours,

Exact Name of Shareholder

Authorized Signature

Title